EXHIBIT 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agree that the Schedule 13G to which this agreement is an exhibit is filed with the Securities and Exchange Commission on behalf of each of the undersigned Reporting Persons.


Date:    March 8, 1999


                                          /s/ RICHARD E. RAGSDALE
                                          Richard E. Ragsdale


                                          /s/ H. WAYNE POSEY
                                          H. Wayne Posey


                                          /s/ E. THOMAS CHANEY
                                          E. Thomas Chaney